EXHIBIT 99.1

Combined Financial Statements and
Report of Independent Certified Public Accountants

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)

For the period of January 1, 2012 through October 22, 2012;
for the period of October 23, 2012 through December 31, 2012;
for the year ended December 31, 2013;
and for the three-months ended March 31, 2014 and 2013

March 31, 2014 and 2013, December 31, 2013 and 2012, October 22, 2012

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
TABLE OF CONTENTS

Page
Report of Independent Certified Public Accountants	1 - 2

Combined Financial Statements
Balance Sheet	3
Statement of Operations	4
Statement of Changes in Member's Capital	5
Statement of Cash Flows	6 - 7
Notes to Combined Financial Statements	8 - 19

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors
YMF Media LLC

We have audited the accompanying combined financial statements of YMF Media New York (a business of YMF Media LLC consisting of entities and operations listed in Note 1 to the combined financial statements), which comprise the combined balance sheet as of December 31, 2013 and 2012, and the related combined statements of operations, changes in member’s capital, and cash flows for the period of October 23, 2012 through December 31, 2012 as well as the year ended December 31, 2013, and the related notes to the combined financial statements (Successor). We have also audited the combined statements of operations, changes in member's capital, and cash flows for ICBC-NY, L.L.C. and Urban Radio I, LLC for the period January 1, 2012 through October 22, 2012 and the related notes to the combined financial statements (Predecessor).
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
Opinion
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of YMF Media New York as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the period of October 23, 2012 through December 31, 2012 and the year ended December 31, 2013 as well as the combined operations and cash flows of ICBC-NY, L.L.C. and Urban Radio I, LLC for the period of January 1, 2012 through October 22, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York
August 25, 2014

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Combined Balance Sheets

	March 31,	December 31,	December 31,
	2014	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$127,947	$1,699,431	$1,547,999
Accounts receivable, less allowance for doubtful accounts of $342,778 (2014), $313,893 (2013) and $229,228 (2012)	5,035,449	6,223,193	5,652,849
Prepaid expenses and other current assets	1,911,826	647,195	822,271

Total current assets	7,075,222	8,569,819	8,023,119

OTHER ASSETS
Property and equipment - net	4,761,437	4,707,565	4,133,102
Other assets	205,200	205,200	205,200
Deferred tax	28,724	28,724	9,361
Intangible assets
Goodwill	46,589,165	46,589,165	56,611,325
FCC licenses	64,814,000	64,814,000	64,814,000
WRKS trademark	10,000,000	10,000,000	10,000,000
WBLS/WLIB trademarks	2,315,477	2,315,477	2,315,477
Other intangibles, net	2,418,596	2,573,793	3,194,579

Total assets	$138,207,821	$139,803,743	$149,306,163

LIABILITIES AND MEMBER’S CAPITAL

CURRENT LIABILITIES
Accounts payable	$180,835	$143,899	$752,296
Accrued payroll and employee-related costs	332,318	597,270	202,185
Accrued commissions	38,032	187,027	191,535
Accrued taxes	394,409	308,405	658
Other accrued expenses	277,523	459,381	654,852
Deferred revenue	6,082	306,323	195,617
Due to affiliates	128,097,399	130,997,104	144,781,724
Other current liabilities	206,432	123,427	322,171

Total current liabilities	129,533,030	133,122,836	147,101,038

Deferred rent	515,547	541,986	244,795
Deferred tax	44,571	44,571	111,129

Total liabilities	130,093,148	133,709,393	147,456,962

MEMBER’S CAPITAL
Retained earnings	8,114,673	6,094,350	1,849,201

Total liabilities and member’s capital	$138,207,821	$139,803,743	$149,306,163

The accompanying notes are an integral part of these combined statements.
3-

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Combined Statements of Operations

	Predecessor	Successor
	January 1 to October 22,	October 23 to December 31,	Year ended December 31,	Three months ended March 31,	Three months ended March 31,
	2012	2012	2013	2014	2014
				(Unaudited)	(Unaudited)

Gross revenues	$20,629,473	$6,173,065	$35,982,814	$4,391,863	$8,151,070
Less agency commissions	(2,037,687)	(690,355)	(3,957,971)	(472,504)	(945,698)
Fee income	—	—	—	1,275,000	—

Net revenues	18,591,786	5,482,710	32,024,843	5,194,359	7,205,372

OPERATING EXPENSES
Programming and technical	5,318,960	1,273,765	5,982,380	752,052	1,656,818
Selling and marketing	5,112,221	1,313,869	7,414,709	1,493,751	1,523,149
General and administrative	2,715,017	788,239	3,402,442	620,428	848,462
Depreciation and amortization	167,147	164,350	780,944	223,625	213,562

Total operating expenses	13,313,345	3,540,223	17,580,475	3,089,856	4,241,991

Intangible asset impairment charge	—	—	(10,022,160)	—	—

Income from operations	5,278,441	1,942,487	4,422,208	2,104,503	2,963,381

OTHER INCOME (EXPENSE)
Interest expense	—	—	(3,926)	—	—
Other income	10,937	(16,139)	5,721	—	—

Total other income (expense)	10,937	(16,139)	1,795	—	—

Income before taxes	5,289,378	1,926,348	4,424,003	2,104,503	2,963,381

Income tax expense	(246,244)	(77,147)	(178,854)	(84,180)	(118,535)

Net income	$5,043,134	$1,849,201	$4,245,149	$2,020,323	$2,844,846

The accompanying notes are an integral part of these combined statements.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Combined Statements of Changes in Member’s Capital

Member's
Capital

Balance - January 1, 2012 (Predecessor Company)	$89,713,874

Net income	5,043,134
Elimination of Predecessor Company member's capital	(94,757,008)

Balance - October 23, 2012 (Successor Company)	—

Net income	1,849,201

Balance - January 1, 2013 (Successor Company)	1,849,201

Net income	4,245,149

Balance - January 1, 2014 (Successor Company)	6,094,350

Net income	2,020,323

Balance - March 31, 2014 (Successor Company)	$8,114,673

The accompanying notes are an integral part of these combined statements.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Combined Statements of Cash Flows

	Predecessor	Successor
	January 1 to October 22,	October 23 to December 31,	Year ended December 31,	Thee months ended March 31,	Three months ended March 31,
	2012	2012	2013	2014	2013
				(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,043,134	$1,849,201	$4,245,148	$2,020,323	$2,844,846
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	167,147	164,350	780,944	223,625	213,562
Provision for doubtful accounts	173,312	40,075	202,520	31,666	60,000
(Gain) on disposal of property and equipment	(10,937)	(16,139)	(5,721)	—	—
Intangible asset impairment charge	—	—	10,022,160	—	—
Changes in assets and liabilities
Accounts receivable	(1,344,174)	(340,762)	(772,864)	1,156,078	(296,704)
Prepaid expenses and other current assets	1,043,885	(797,650)	191,660	(1,264,631)	(27,794)
Deferred tax	30,810	77,147	(102,505)	—	—
Other assets	(204,900)	(15,607)	—	—	—
Accounts payable	58,040	141,525	(608,397)	36,936	(247,286)
Accrued payroll and employee-related costs	47,179	21,618	395,085	(264,952)	454,234
Accrued commissions	104,611	(4,866)	(4,508)	(148,995)	51,147
Accrued taxes	176,647	658	307,747	86,004	119,973
Other accrued expenses	(93,556)	633,188	(195,469)	(181,858)	294,301
Deferred revenue	19,810	127,696	110,706	(300,241)	88,776
Other current liabilities	(22,632)	111,663	(198,744)	83,005	(14,912)
Deferred rent	—	110,852	297,191	(26,439)	129,553
Other long-term liabilities	(435)	—	—	—	—
Net cash provided by operating activities	5,187,941	2,102,949	14,664,953	1,450,521	3,669,696

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1)	(83,655)	(734,622)	(112,655)	(201,780)
Proceeds from sale of assets - net of cash expenses	(96,008)	16,139	5,721	(9,645)	—
Cash acquired from purchase of radio stations	—	645,613	—	—	—
Purchase of intellectual properties	—	(12,315,477)	—	—	—

Net cash used in investing activities	$(96,009)	$(11,737,380)	$(728,901)	$(122,300)	$(201,780)

The accompanying notes are an integral part of these combined statements.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Combined Statements of Cash Flows (continued)

	Predecessor	Successor
	January 1 to October 22,	October 23 to December 31,	Year ended December 31,	Thee months ended March 31,	Three months ended March 31,
	2012	2012	2013	2014	2013
				(Unaudited)	(Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments made to and amounts received from affiliates	$(4,721,569)	$11,182,430	$(13,784,620)	$(2,899,705)	$(2,876,379)

Net cash provided by (used in) financing activities	(4,721,569)	11,182,430	(13,784,620)	(2,899,705)	(2,876,379)

Increase (decrease) in cash and cash equivalents	370,363	1,547,999	151,432	(1,571,484)	591,537

Cash and cash equivalents - beginning of period	356,820	—	1,547,999	1,699,431	1,547,999

Cash and cash equivalents - end of period	$727,183	$1,547,999	$1,699,431	$127,947	$2,139,536

The accompanying notes are an integral part of these combined statements.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

1.	BUSINESS ORGANIZATION
Predecessor Organization and Business Activities
ICBC-NY, L.L.C. (“ICBC-NY” or the “Predecessor”), a Delaware limited liability corporation, is a wholly owned subsidiary of Inner City Media Corporation (“ICMC”). ICBC-NY owned and operated New York radio stations WBLS (FM) and WLIB (AM) through October 22, 2012, at which time the stations were sold to YMF Media LLC (“YMF”) in a sale under Section 363 of the Federal Bankruptcy Code. ICMC and its subsidiaries, including ICBC-NY, had filed for relief under Chapter 11 of the United States Bankruptcy Code on September 8, 2011 and were operating as Debtors-In-Possession.
Successor Organization and Business Activities
YMF Media New York LLC (“YMF NY”, the “Company” or the “Successor”), a Delaware limited liability corporation, is a wholly owned subsidiary of YMF. The Company and its wholly owned subsidiary YMF Media New York Licensee LLC, were formed on March 22, 2012 to own and operate the New York radio stations YMF acquired from ICMC.
In September 2012, YMF NY received Federal Communications Commission (“FCC”) approval for the assignment and transfer of the FCC licenses of WBLS (FM) and WLIB (AM), serving the New York market.
In October 2012, YMF purchased the radio stations as noted above. Operations from October 23, 2012 onward are attributed to the Successor.
On February 11, 2014, the Company entered into an agreement to sell substantially all of the WBLS (FM) and WLIB (AM) radio station assets as well as approximately $12,315,000 of YMF intangible assets to Emmis Radio LLC (“Emmis”) for $131,000,000. On March 1, 2014, Emmis began programming the stations under a Local Programming and Marketing Agreement (“LMA”). For the quarter ended March 31, 2014, the Company recognized $1,275,000 in LMA fees classified as Fee Income in the combined statement of operations. Under the terms of the LMA, Emmis is exclusively responsible for the sale of advertising on the stations and is entitled to all revenues of the stations. The sale was approved by the FCC on June 2, 2014. On June 10, 2014, Emmis paid $55,000,000 of the purchase price in the first closing. The second and final closing is scheduled for February 15, 2015.

2.	SIGNIFICANT ACCOUNTING POLICIES
Principles of Combination
The accompanying combined financial statements were prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements include the accounts of ICBC-NY and its wholly owned subsidiary, the predecessor company, through October 22, 2012, and reflect YMF NY and its wholly owned subsidiary, the successor company, and certain intangibles of YMF from October 23, 2012 onward. All intercompany accounts and transactions have been eliminated in consolidation and combination.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

Unaudited Interim Financial Statements
The accompanying interim combined balance sheets as of March 31, 2014, and the combined statements of operations and cash flows for the three months ended March 31, 2014 and 2013 and the combined statements of changes in member’s capital for the three months ended March 31, 2014 and the related footnote disclosures are unaudited. These unaudited interim combined financial statements have been prepared in accordance with US GAAP. In management’s opinion, the unaudited interim combined financial statements have been prepared on the same basis as the audited combined financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of our statement of financial position as of March 31, 2014 and our combined results of operations and our cash flows for the three months ended March 31, 2014 and 2013. The results for the three months ended March 31, 2014 are not necessarily indicative of the results expected for the full fiscal year.
Use of Estimates
The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect amounts and disclosures in the combined financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and overnight deposits. The Company considers all highly liquid investments with maturities of three months or less from the date of original issuance to be cash equivalents. Amounts held at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of March 31, 2014, December 31, 2013 and 2012, cash and cash equivalents are in excess of the FDIC insurance limit by approximately $1.4 million, $1.3 million and $1.0 million, respectively.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable represent amounts due from customers under normal trade terms generally requiring payment within 30 to 60 days from the invoice date. Invoices are aged monthly to determine delinquency status. The Company maintains an allowance for doubtful accounts to properly reflect the realizable value of trade accounts receivable, based upon prior experience and management’s analysis of the current balances. Customer accounts are charged against the allowance as necessary.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of 40 years for buildings; 20 years for towers; 3 to 7 years for transmitters, studios, other equipment and automobiles; and 5 to 10 years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the respective lease or the estimated useful life of the improvement.
Impairment of Long-Lived Assets
The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. Any required impairment loss would be measured as the amount by which the asset’s carrying value exceeds its fair value, which is the amount the Company would receive for the asset when sold in a current transaction between willing parties, and would be recorded as a reduction in the carrying value of the related asset and a charge to results of operations. During the quarters ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012, there were no trigerring events that would require the assessment of impairment of the Company’s long-lived assets.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

Intangible Assets
In determining that the Company’s broadcast licenses qualified as indefinite lived intangibles, management considered a variety of factors including the FCC’s historical record of renewing broadcast licenses, the cost to the Company of renewing such licenses, the relative stability and predictability of the radio industry and the relatively low level of capital investment required to maintain the physical plant of a radio station. The costs to renew broadcast licenses are expensed in the period incurred. The Company evaluates the recoverability of its indefinite-lived assets, which include broadcasting licenses and goodwill, using judgments and estimates. Future events may impact these judgments and estimates. If events or changes in circumstances were to indicate that an asset’s carrying value is not recoverable, a write-down of the asset would be recorded through a charge to operations.
Goodwill represents the excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired in business combinations. Our annual impairment assessment of goodwill is performed as of December 31st of each year, and an assessment is performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. Step one of the impairment assessment compares the fair value to its carrying value and if the fair value exceeds its carrying value, goodwill is not impaired. If the carrying value exceeds the fair value, the implied fair value of goodwill is compared to the carrying value of goodwill. If the implied fair value exceeds the carrying value then goodwill is not impaired; otherwise, an impairment loss will be recorded by the amount the carrying value exceeds the implied fair value. On December 31, 2013, a goodwill impairment loss was recognized in the amount of $10,022,160.
Advertising Costs
The Company expenses advertising costs as incurred. For the predecessor period January 1 to October 22, 2012 and successor period October 23 to December 31, 2012, advertising costs amounted to $1,045,645 and $53,760, respectively. For the year ended December 31, 2013 and the quarters ended March 31, 2014 and 2013, advertising costs incurred were $980,799, $483,189 and $74,084, respectively.
Revenue Recognition
Revenues are primarily derived from the sale of radio advertising spots and are recognized when the spots are broadcast. Revenues are presented net of amounts paid for agency commissions. Any income derived from the syndication of the Company’s developed programming is accounted for in accordance with ASC 605, Revenue Recognition.
Barter transactions represent the exchange of advertising airtime for promotional items and other goods or services. The Company records barter transactions at the fair value of the advertising airtime relinquished. Agency commissions on barter transactions are calculated based on a stated percentage applied to billed revenue. The agency remits the gross billed amount less commission to the Company. Revenue from barter transactions is recognized when radio advertising spots are broadcast. Expenses from barter transactions are recognized when the goods or services received are utilized. Barter revenue amounted to $521,132 for the year ended December 31, 2013, $300,078 for the predecessor period January 1 to October 22, 2012, and $62,783 for the successor period October 23 to December 31, 2012. Barter expense amounted to $595,228 for the year ended December 31, 2013, $300,078 for the predecessor period January 1 to October 22, 2012, and $275,337 for the successor period October 23 to December 31, 2012. Barter revenue and expense amounted to $53,549 and $53,549 for the quarter ended March 31, 2014, respectively and $103,722 and $103,722 for the quarter ended March 31, 2013, respectively.
Income Taxes
The Company is a limited liability company and is not subject to federal or state income taxes. Income taxes are the responsibility of the member, with earnings of the Company included in the member's income

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

tax return. However, the Company is subject to a 4.0% New York City unincorporated business tax (“UBT”).
The Company accounts for UBT using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis by applying statutory tax rates. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon available evidence, it is more likely than not, that some or all of the deferred tax asset will not be realized.
Under ASC 740-10, Accounting for Uncertain Tax Positions, the Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  Derecognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending member’s capital. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2013 and March 31, 2014. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analysis of and changes to tax laws, regulations and interpretations thereof. As a result of the implementation of the uncertain tax position guidance, the Company determined the cumulative effect on adoption to be zero.
Fair Values of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying amount of accounts receivable, accounts payable, accrued liabilities and due to affiliates is at fair market value due to their short term nature. Assets and liabilities that are measured at fair value on a nonrecurring basis include intangible assets and goodwill.
The Company uses a hierarchical framework which prioritizes and ranks the market price observability used in fair value measurements. Market price observability is affected by a number of factors, including the type of asset or liability and the characteristics specific to the asset or liability being measured. Assets and liabilities with readily available, active quoted market prices or for which fair value can be measured from actively quoted prices generally are deemed to have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
The Company classifies the inputs used to measure fair value into one of three levels as follows:

Level 1 -	Quoted prices in an active market for identical assets or liabilities;

Level 2 -
Observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 -	Assets and liabilities whose significant value drivers are unobservable.
Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the Company classifies the fair value

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

measurement using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment. In accordance with US GAAP, the Company is not permitted to adjust quoted market prices in an active market, even if the Company owns a large investment, the sale of which could reasonably impact the quoted price.

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In May 2014, the Financial Accounting Standards Board (“FASB”) issued a comprehensive new revenue recognition standard. The new standard outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries, jurisdictions and capital markets and also requires enhanced disclosures. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is not permitted. The Company is currently evaluating the impact of the adoption of this standard on the combined financial statements.

4.	ACQUISITIONS
Radio Station Operations
On October 22, 2012, YMF acquired the assets and selected liabilities of the radio operations of ICMC through a sale under Section 363 of the Federal Bankruptcy Code. Radio operations acquired included the WBLS (FM) and WLIB (AM) radio stations. The sale was approved by the Bankruptcy Court on February 23, 2012. The acquisition allowed YMF to operate the acquired radio stations on a going concern basis and avoid liquidation of the assets under the bankruptcy. The purchase price paid was $180,000,000 of debt forgiveness plus approximately $5,000,000 of cash and assumed liabilities. The purchase price was reduced by the proceeds of the sale of two of ICMC’s radio stations, KBLX(FM) and WZMJ(FM), in the amount of $25,195,500. The total adjusted purchase price of approximately $160,000,000 was allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date as detailed below:

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

October 22,
2012

Cash and cash equivalents	$645,613
Accounts receivable	5,352,162
Other assets	189,593
Property and equipment	4,110,333
FCC licenses	64,814,000
Goodwill	56,611,325
Identifiable intangible assets	3,298,043
Non-NY assets acquired	28,905,597

Total assets acquired	$163,926,666

Liabilities
Accounts payable	$610,771
Accrued payroll and employee-related costs	180,567
Accrued commissions	196,401
Other accrued expenses	21,664
Deferred revenue	67,921
Other current liabilities	210,508
Deferred rent	133,943
Non-NY liabilities acquired	2,550,996

Net assets acquired	$159,953,895
The goodwill recognized is attributable primarily to expected synergies related to YMF’s operating structure. As of December 31, 2012, there were no changes in the recognized amounts of goodwill.
The acquired identifiable intangible assets relate to decaying advertiser bases of $792,000; favorable office, studio and tower site leases of $1,400,329 and programming agreements of $1,105,714. These intangible assets are being amortized as discussed in Note 6.
On October 22, 2012, YMF also acquired indefinite lived trademarks/trade names for radio stations WBLS (FM) and WLIB (AM) valued at $2,315,477 for cash from Inner City Broadcasting Corporation. These assets have been included on the combined balance sheets.
Trademark Acquisition
On April 5, 2012, YMF purchased the intellectual property rights to New York radio station WRKS (FM) from Emmis for $10,000,000. The primary purpose of this acquisition was to improve the competitive performance of New York radio station WBLS (FM), later acquired in October 2012, and was funded with cash on hand. This asset has been included on the combined balance sheets.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

5.	PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

	March 31,	December 31,	December 31,
	2014	2013	2012
	(Unaudited)

Land	$2,000,000	$2,000,000	$2,000,000
Painting and art	488,655	488,655	488,655
Buildings	156,737	156,737	156,737
Towers	569,117	569,117	529,802
Transmitters and studio equipment	1,095,004	1,090,425	754,388
Furniture and equipment	336,925	336,925	71,589
Automobiles	142,166	142,166	84,954
Leasehold improvements	67,273	136,515	—
Construction in progress	107,317	—	99,794

	4,963,194	4,920,540	4,185,919

Less accumulated depreciation and amortization	(201,757)	(212,975)	(52,817)

Property and equipment - net	$4,761,437	$4,707,565	$4,133,102
Depreciation expense was $167,147 for the predecessor period January 1 to October 22, 2012 and $60,886 for the successor period October 23 to December 31, 2012. Depreciation expense was $160,158, $68,428 and $58,365 for the year ended December 31, 2013 and quarters ended March 31, 2014 and 2013, respectively.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

6.	INTANGIBLE ASSETS
The net carrying amount of intangible assets subject to amortization consisted of the following:

		March 31,	December 31,	December 31,
	Useful Life	2014	2013	2012
		(Unaudited)

Advertiser base	7 years
Gross carrying value		$792,000	$792,000	$792,000
Less accumulated amortization		(158,699)	(130,693)	(18,670)

Net carrying value		633,301	661,307	773,330

Favorable studio and office site lease	11 years
Gross carrying value		1,400,329	1,400,329	1,400,329
Less accumulated amortization		(183,685)	(151,270)	(21,610)

Net carrying value		1,216,644	1,249,059	1,378,719

Programming agreement	3 Years
Gross carrying value		1,105,714	1,105,714	1,105,714
Less accumulated amortization		(537,063)	(442,287)	(63,184)

Net carrying value		568,651	663,427	1,042,530

Total net carrying amount		$2,418,596	$2,573,793	$3,194,579
Intangible assets not subject to amortization include the YMF intangible assets sold to Emmis (see Note 1). The net carrying amount of intangible assets not subject to amortization consisted of the following:

	March 31,	December 31,	December 31,
	2014	2013	2012
	(Unaudited)

FCC licenses	$64,814,000	$64,814,000	$64,814,000
WRKS trademark	10,000,000	10,000,000	10,000,000
WBLS/WLIB trademark	2,315,477	2,315,477	2,315,477

Goodwill	46,589,165	56,611,325	$56,611,325
Current year impairment charge	—	(10,022,160)	—
	46,589,165	46,589,165	56,611,325

	$123,718,642	$123,718,642	$133,740,802
The current year impairment charge is due to the carrying value of the assets exceeding the fair value of the assets as determined by the 2014 sale of assets (see Note 13).

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

Amortization expense amounted to $103,464 in successor period October 23 to December 31, 2012 and $620,786 for the year ended December 31, 2013. Amortization expense amounted to $155,197 for each quarter ended March 31, 2014 and 2013. Annual amortization expense for the next five years is as follows:

Years Ending December 31,
2014	$620,786
2015	526,007
2016	241,683
2017	241,683
2018	241,683

$1,871,842

7.	RETIREMENT PLAN
The Company has a retirement savings plan (the “Plan”) under the provisions of Section 401(k) of the Internal Revenue Code covering substantially all of its employees. Employees’ contributions to the Plan are provided through salary deductions. The Company may make a discretionary contribution to the Plan. No employer contributions were made to the Plan during the predecessor period January 1 to October 22, 2012, the successor period October 23 to December 31, 2012, the year ended December 31, 2013 and the quarters ended March 31, 2014 and 2013.

8.	RELATED-PARTY TRANSACTIONS
Included in liabilities are amounts due to affiliated companies totaling $128,097,399, $130,997,104 and $144,781,724 as of March 31, 2014, December 31, 2013 and December 31, 2012, respectively. Included in these balances was a liability to YMF recorded by the Company on October 22, 2012, in the amount of $132,455,157, in connection with YMF’s acquisition of the New York radio stations. Also part of these balances is a liability to YMF, in the amount of $12,315,477 that was recorded for the transfer of certain trademarks, which were included in the sale of the radio stations to Emmis. The remaining balances are the result of cash transfers to YMF, the allocation of costs paid by YMF and payroll transfers to YMF and its subsidiaries for payroll costs disbursed by YMF NY. There are no stated repayment terms with YMF, and the balance has therefore been classified as a current liability.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

9.	UNINCORPORATED BUSINESS TAXES
The Company has provided for UBT taxes in accordance with the applicable New York City regulations. The Company’s UBT tax expense consists of the following:

	Predecessor	Successor
	January 1 to October 22,	October 23 to December 31,	Year ended December 31,	Three months ended March 31,	Three months ended March 31,
	2012	2012	2013	2014	2013
				(Unaudited)	(Unaudited)

Current tax expense	$215,434	$—	$281,359	$84,180	$118,535
Deferred tax expense (benefit)	30,810	77,147	(102,505)	—	—

Total tax expense (benefit)	$246,244	$77,147	$178,854	$84,180	$118,535
At March 31, 2014, December 31, 2013 and 2012, deferred taxes reflect the net tax effect of temporary differences between the financial reporting and tax basis of assets and liabilities are attributable to the following:

	March 31,	December 31,	December 31,
	2014	2013	2012
	(Unaudited)
Deferred tax asset
Intangible assets	$20,205	$20,205	$(77,792)
Other accruals	41,622	41,622	24,621
NOL	—	—	9,361

Subtotal deferred tax asset	61,827	61,827	(43,810)

Deferred tax liabilities
Fixed assets	(36,469)	(36,469)	(33,337)

Subtotal deferred tax liabilities	(36,469)	(36,469)	(33,337)

Total deferred tax asset, net	$25,358	$25,358	$(77,147)
The difference between the provision for income taxes and taxes computed using the statutory UBT tax rate results primarily from the effect of certain business expenses which are not fully deductible for tax purposes and certain revenues which have not been considered for tax purposes. Based on the Company’s historic and anticipated profitability, management has concluded it is more likely than not that the net deferred tax asset will be realized. Therefore, no valuation allowance was recorded.
As of March 31, 2014, December 31, 2013 and 2012, the Company does not have any material uncertain tax positions that would require either recognition or disclosure in the accompanying combined financial statements.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

10.	COMMITMENTS AND CONTINGENCIES
Operating Leases
At December 31, 2013, the Company leased office space and transmitting facilities under noncancelable operating leases providing for minimum future rentals as follows:

Years Ending December 31,
2014	$1,277,440
2015	1,306,396
2016	1,337,379
2017	911,685
2018	619,411
Thereafter	2,622,063

$8,074,374
Rent expenses associated with the aforementioned leases amounted to $876,380 for the predecessor period January 1 to October 22, 2012, $257,024 for the successor period October 23 to December 31, 2012, and $1,045,806 for the year ended December 31, 2013. Rent expense for the for the quarters ended March 31, 2014 and 2013 amounted to $212,694 and $151,329, respectively.
Audience Rating and Other Service and Employment Contracts
The Company has entered into various audience rating and other service and employment contracts that expire over the next five years. Most of these audience rating and other service agreements are subject to escalation clauses and may be renewed for successive periods ranging from one to five years on terms similar to the current agreements, except for specified increases in payments. Management believes that, in the normal course of business, these contracts will be renewed or replaced by similar contracts.
Future minimum payments required under these contracts at December 31, 2013, are as follows:

Years Ending December 31,
2014	$2,661,702
2015	2,101,798
2016	1,812,411
2017	1,848,426
2018	310

$8,424,647
Total expenses under these contracts were $1,407,980 for the predecessor period January 1 to October 22, 2012 and $444,625 for the successor period October 23 to December 31, 2012. For the year ended December 31, 2013 and quarters ended March 31, 2014 and 2013, total expenses under these contracts were $2,624,559, $812,385 and $599,922, respectively.

YMF MEDIA NEW YORK
(A Business of YMF Media LLC)
Notes to Combined Financial Statements
December 31, 2013 and 2012 and Three months ended March 31, 2014 and 2013 (Unaudited)

Concentration of Risk
The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, reliance on certain customers, reliance on certain vendors, and credit risk.
For the predecessor period January 1 to October 22, 2012, one customer represented approximately 3% of the Company’s revenue and for the successor period October 23 to December 31, 2012, three customers represented approximately 10% of the Company’s revenue. During the year ended December 31, 2013, one customer represented approximately 3% of the Company’s revenue.
The Company’s accounts receivable are from large well established companies and collections from these customers are paid consistently on a current basis. Therefore, management does not believe this constitutes an unusual concentration of risk in this industry.
Litigation
The Company’s parent, YMF, is a party to an ongoing legal proceeding regarding the ownership of the Company’s artwork, whose book value is $488,655. The Company is not a party to the litigation. Therefore, the Company’s exposure is limited to the book value of the artwork and management does not believe that any contingent liability or future loss will arise from this litigation that will affect the Company.

11.	LIENS
There is a lien on the Company’s assets pursuant to a security agreement between YMF and various lenders for term loan maturing on October 22, 2017. The loan was paid in full on June 10, 2014.

12.	MEMBER’S CAPITAL
The Company, a Delaware limited liability company, retains the corporate characteristics of limited liability for its managers and sole Member, YMF. There are no stated Member contributions through December 31, 2013 and 2012. To the extent that funds are made available by the member to the Company, such funds are treated as loans made by the Member to the Company unless specifically designated as capital contributions.

13.	SUBSEQUENT EVENTS
The Company evaluated subsequent events through August 25, 2014.  Other than the discussion below, the Company is not aware of any subsequent events which would require recognition or disclosure in the combined financial statements.
On February 11, 2014, the Company entered into an agreement to sell substantially all of the WBLS (FM) and WLIB (AM) radio station assets as well as approximately $12,315,000 of YMF intangible assets to Emmis for $131,000,000. The sale was approved by the FCC on June 2, 2014. On June 10, 2014, Emmis paid $55,000,000 of the purchase price in the first closing. The second and final closing is scheduled for February 15, 2015. YMF NY’s continuing operations will cease upon completion of the sale.